UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange
                            Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2001



British Columbia
----------------
(State or other	   (Commission File No.)        (IRS Employer
Jurisdiction of                                  Identification
incorporation)                                   No.)


                   930 West 1st Street, Suite 102,
          North Vancouver, British Columbia, Canada V7P 3N4
              (Address of principal executive offices)

Registrant's telephone number, including area code:  (604)
988-0440



ITEM 5.  OTHER MATTERS

BOARD OF DIRECTORS

On February 9, 2001 Sideware Systems Inc. appointed Jack
Kemp and John Shoemaker to its board of directors.

Mr. Kemp is a co-founder of Empower America, an organization devoted to ensuring that government actions foster growth, economic well-being, freedom, and individual responsibility. In 1996, Mr. Kemp was the Republican
Party's vice presidential candidate. Prior to founding
Empower America, Mr. Kemp served for four years as U.S.
Secretary of Housing and Urban Development, and for 18 years in the U.S. House of Representatives.

Mr. Shoemaker has held a variety of senior executive level positions at Sun Microsystems for the past 10 years. Since
July 2000, he has served as the executive vice president of the company's systems product group, with responsibility for servers, workstations, enterprise appliances, and SPARC/MAJC microprocessors. Prior to joining Sun
Microsystems, Mr. Shoemaker was the senior vice president of electronic printing and the vice president and general manager of the document systems business at Xerox
Corporation.

STOCK OPTIONS

Effective February 9, 2001, Sideware Systems Inc. increased the number of shares reserved for issuance under its Stock
Option Plan (2001) plan from 6,000,000 to 7,000,000.

Effective February 9, 2001 Sideware Systems Inc. also granted:

(a)   300,000 stock options pursuant to its Stock Option Plan
      (2000); and
(b)   498,000 stock options pursuant to its Stock Option Plan
      (2001).

450,000 of the stock options were granted to directors.



                       Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SIDEWARE SYSTEMS INC.

                              "Grant Sutherland"
Date:  February 16, 2001
                              Grant Sutherland, Chairman